UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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AMCOR PLC

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Dear Amcor
Shareholders

September 26, 2023

Graeme Liebelt Chairman Ron Delia CEO

Fiscal 2023 was a challenging year; it tested the resilience and adaptability that define Amcor and highlighted the dedication of our teams to our winning aspiration to be THE leading global packaging company. The hallmark of a strong company lies in its ability to navigate uncertainty while continuing to deliver value. Our fiscal 2023 year largely reflected the global economy, with strong first half performance offset by a challenging second half as market conditions softened considerably. Across the organization, we maintained our focus on delivering innovative packaging solutions while taking actions to navigate persistent headwinds caused by inflation, softening and more volatile consumer demand and destocking through the supply chain. Our efforts of course went well beyond the short-term performance as we continued building a stronger company with a bright future for our people and our stakeholders.

Let us share some of our many accomplishments:

•

Safety has long been a core value at Amcor. From a statistical perspective, fiscal 2023 was our safest on record, with a 31% reduction in injuries globally and 69% of our sites remaining injury-free for at least 12 months. While we are pleased with these results, ultimately, it’s not just the number of injuries we’re focused on but also the severity of the injuries that do occur. Tragically, in June a contractor’s employee lost his life at our Pondicherry site in India after falling from a roof. We immediately initiated a detailed investigation and are deploying the learnings across all Amcor sites with the goal of eliminating the risk of similar accidents in the future. We are relentlessly focused on safety globally and this tragic incident is a stark reminder of the importance of those efforts.

•

Financially, organic sales were in-line with last year, reflecting the challenging market dynamics faced by the consumer and packaging industries broadly. However, our proactive and decisive cost and price actions to effectively manage the areas under our control resulted in a modest increase in profit for the year, as adjusted EBIT grew by 1% on a comparable constant currency basis, and we delivered solid adjusted free cash flow of $848 million. Through the year, we stepped up the intensity of our cost reduction efforts to drive productivity benefits, while investing in structural initiatives that we expect will increase operating leverage and deliver meaningful cost savings in fiscal 2024 and 2025.

•

We remained resolute in our commitment to shareholder returns, increasing our industry-leading dividend and repurchasing more than $400 million in Amcor shares – about 3% of total shares outstanding – resulting in a total return of $1.2 billion in cash to shareholders in fiscal 2023. Since 2020, we’ve repurchased approximately 11% of our outstanding shares while maintaining our investment grade balance sheet.

•

Throughout fiscal 2023, we continued investing in future growth, including in high value healthcare, protein, pet care, premium coffee and hot fill beverage categories and we further strengthened our leading and diversified emerging market portfolio. Our organic investment was complemented by an active M&A and corporate venturing agenda. During the fiscal year, we acquired a world-class scalable flexible packaging plant in the Czech Republic and strengthened our leadership position in the Asia Pacific healthcare category with the acquisition of Shanghai-based MDK. And we secured Amcor’s position as a leading provider of equipment, films and technical service for the high value fresh and processed meat category with the addition of Moda Systems.

•	While navigating challenges, our innovation capabilities remain an important differentiator for Amcor. We continued to invest strategically in R&D to help ensure we deliver sustainable solutions that meet the rigorous packaging requirements of our customers. We expanded our offerings in fiber, and several global brands have adopted or are piloting AmFiber™ performance paper for confectionary and other products. Additionally, our Lift-Off program launched partnerships with innovative start-ups in artificial intelligence, biomaterials, nanotechnology and smart packaging. Our commitment to innovation reflects our confidence in Amcor’s ability to lead, even in the most uncertain times.
•	Sustainability is fundamental to everything we do and is deeply embedded in Amcor’s strategy and risk management framework. In fiscal 2023 we released our first TCFD report highlighting the important work we’re doing to help ensure we make the right decisions on climate and packaging sustainability. We continue to expand our designed- to-be-recycled offerings and recycle-ready alternatives. Today, well over 80% of our global portfolio has options to meet this criterion, providing our customers with the ability to accelerate conversion of their packaging portfolios to meet increasing consumer demand for more sustainable solutions. We also increased our targeted use of recycled material across the Amcor portfolio to 30% by 2030 and are taking action to meet that goal through a partnership with ExxonMobil and an investment in Licella, both of which will provide access to recycled material that can be used in healthcare and food grade packaging solutions.

Our accomplishments this past year speak to the drive, creativity and talent of our teams and underscore the importance of swift and decisive action to stay competitive in an evolving market. We believe we can consistently deliver long-term success and value by staying focused on building our business while investing in our growth and innovation strategies, pursuing value creating M&A and returning cash to shareholders through share repurchases and a compelling and growing dividend.

As we step into fiscal 2024, we do so with a sense of optimism and purpose and we thank you, our shareholders, for your continued support.

Notice of Annual Meeting of Shareholders

When: November 8, 2023 at 4:00 P.M. EST, 9:00 P.M. GMT and 8:00 A.M. (Nov. 9) AEDT	Items of Business: 4 Proposals are listed below.	Who Can Vote: Shareholders of Amcor’s common stock and CHESS depositary interests at the close of business on September 13, 2023.	Attending the Meeting: See page 53 for information.

Where: The Langham Hotel 1C Portland Place London W1B 1JA United Kingdom	Date of Mailing: The date of mailing of this Proxy Statement is on or about September 26, 2023.

Items of Business

1.	To elect ten Directors for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2024;

3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”);

4.	To renew the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests; and

5.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly.

September 26, 2023
By Order of the Board of Directors

Damien Clayton,

Secretary

83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Record Date

Only shareholders of record at the close of business on September 13, 2023, will be entitled to receive notice of and to vote at the meeting. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see voting methods available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 8, 2023:

The Proxy Statement, 2023 Annual Report and 2023 Form 10-K are available on our website at www.amcor.com/investors.

How to Cast Your Vote (See page 50) You can vote by any of the following methods:

By internet	By telephone	By mailing your proxy card

Proxy Statement Summary

Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to Be Voted on at the 2023 Annual Meeting

Proposal		Board Recommendation	For More Detail, See Page:
1.	Election of Directors	FOR each Nominee	10
2.	Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2024	FOR	45
3.	Non-binding, advisory vote to approve the Company’s executive compensation	FOR	46
4.	Renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests	FOR	47

Amcor plc

Amcor plc is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018. Amcor is a global leader in developing and producing responsible packaging solutions for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect their products, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures and services.

Business Highlights

Solid fiscal 2023 operating performance despite challenging market dynamics
Business took proactive price, cost and structural actions in response to market conditions
Continuing to invest in the business, particularly through innovation and sustainability initiatives in faster growing, higher value markets
Confident in long term growth strategy and ability to deliver strong shareholder returns over time

AMCOR plc | 2023 Proxy Statement	4

Nominees for Directors

		Director			Committee Memberships(1)
Name	Age	Since	Primary Occupation	Independent	A	NG	C	E
Graeme Liebelt	69	2012	Former Managing Director & CEO, Orica Limited
Ron Delia	52	2015	CEO, Amcor plc
Achal Agarwal	64	2021	Former Chief Strategy & Transformation Officer, Kimberly-Clark Corporation
Andrea Bertone	62	2019	Former President, Duke Energy International LLC
Susan Carter	64	2021	Former SVP & CFO, Ingersoll-Rand Plc
Lucrèce Foufopoulos-De Ridder	56	Nominee	Executive Vice President, Borealis(2)
Karen Guerra	67	2010	Former President & Director General, Colgate Palmolive France
Nicholas (Tom) Long	64	2017	Former CEO, MillerCoors, LLC
Arun Nayar	72	2019	Former EVP & CFO, Tyco International
David Szczupak	68	2019	Former EVP, Whirlpool

Chairman of the Board	Committee Chair

A: Audit Committee     NG: Nominating & Corporate Governance Committee     C: Compensation Committee     E: Executive Committee

(1)	Dr. Armin Meyer, a Director, Deputy Chairman, and Chair of the Compensation Committee and Executive Committee, will retire from the Board at the Annual Meeting. Effective as of the Annual Meeting, the Board has appointed Tom Long to replace Armin Meyer as Chair of the Compensation Committee and Arun Nayar to replace Armin Meyer as Chair of the Executive Committee.
(2)	Ms. Foufopoulos-De Ridder will step down from her executive position at Borealis Group and the board of Borouge, effective December 31, 2023.

Geographic Diversity

Asia
1
Australia
1
Europe
3
5
United States

Female

Female
4
6
Male

Racially or Ethnically Diverse

Diverse
3
7
Not Diverse

Gender & Ethnic Diversity

60% Diversity

Tenure

More than 10 years
2
Less than 3 years
3
3-10 years
5

Average Tenure
5.4 years

Age

45-55 years
1
66 years or older
4
5
56-65 years

Average Age
63.8 years

Skills and Experience

Skill	Number
Executive Leadership	10
Manufacturing and Operations	8
Innovation and Technology	7
International Business Experience	10
Strategy and M&A	9
Professional Services	6
Fast Moving Consumer Goods	5
IT/Cybersecurity	8
Sustainability	7

AMCOR plc | 2023 Proxy Statement	5

Corporate Governance Highlights

All non-employee Directors are independent
Independent Chairman of the Board
Regular executive sessions of independent Directors
Annual election of all Directors
Proactive shareholder engagement program
Single class of shares
No shareholder rights plan (poison pill)
Shareholder right to call special meeting
Stock ownership requirements for Directors and Executive Officers
Active Board and Audit Committee oversight of risk management
Active Board and Audit Committee oversight of cybersecurity
Full Board engagement and active oversight of sustainability with strategic focus
Annual Comprehensive Board and committee evaluations
Ongoing Board refreshment with an emphasis on diversity
Mandatory Director retirement at age 75
No Directors are overboarded pursuant to Amcor’s policy
All share capital is composed of voting shares; Amcor does not have any non-voting shares

Executive Compensation Highlights

Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders. The key highlights are as follows:

•	A solid year of operating performance despite challenging market dynamics; when compared to fiscal year 2022, our 2023 results include a reduction in safety recordable cases by 31%, with 69% of sites being injury free for more than 12 months; organic sales growth(1) decreased by 0.2%; adjusted EBIT(1) increased by 0.9%; and adjusted EPS(1) decreased by 1.9% on a comparable constant currency basis. Adjusted free cash flow(1) was $848 million, and return on average funds employed (“RoAFE”)(1) remained strong at 15.4%.
•	The above results are appropriately reflected in lower short-term and long-term incentive outcomes for fiscal year 2023 (when compared to 2022), reinforcing that our variable compensation programs (which are 100% performance-based and at risk) have a strong alignment to our strategic priorities and the interests of shareholders.

WHAT WE DO
Variable incentives are 100% performance-based and 100% at-risk. This means performance conditions apply to short term incentives and all equity-based incentives (restricted share units, performance shares, and share options)
To ensure alignment with shareholders, Amcor’s Shareholder Value Creation Model (described further in the “Executive Compensation Discussion and Analysis” section) is the basis for the performance conditions used for incentives
For the LTI to vest in full, it requires adjusted EPS to grow by 10% per annum, returns to be 12% or more, and upper quartile relative total shareholder return performance
Stock ownership requirements for Executive Officers and Directors
Clawback policy applicable to cash and equity awards in event of fraud, dishonesty, breach of obligations and certain restatements
Actively engage with our shareholders
WHAT WE DON’T DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging or pledging of equity awards
No payment of dividends on unearned performance-based awards or restricted stock units
No evergreen provision in our 2019 Omnibus Management Share Plan
No automatic or guaranteed annual base salary increases
No enhanced severance provisions in connection with a change in control or single trigger equity acceleration for executive officers

(1)	Organic Sales Growth, Adjusted EBIT, Adjusted EPS, Adjusted Free Cash Flow and RoAFE are non-GAAP financial measures defined by the Company as set forth in the “Definitions of Non-GAAP Financial Measures” section of this proxy statement.

AMCOR plc | 2023 Proxy Statement	6

Sustainability

Sustainability at Amcor

We are excited about the progress we made in fiscal year 2023 to accelerate momentum around responsible packaging and keeping Amcor’s products out of the environment at the end of their use. This progress has been achieved through innovation for packaging design, collaboration for waste management infrastructure and education for greater consumer participation.

Our expertise in developing more responsible packaging across a range of materials, combined with our global presence, makes us the partner of choice for market-leading, sustainability-focused brands and is a key opportunity that fuels our continued growth.

The following are some highlights of our fiscal year 2023 achievements:

•	We received recognition for our leadership as we expanded our more sustainable packaging platforms to new applications and markets. For example, Amcor’s PrimeSeal™ Eco-Tite® Recycle-Ready Shrink Bag for fresh and processed meat, poultry and cheese was recognized for its recycle-ready design at both the 2023 WorldStar Global Packaging Awards and the 2022 Australasian Packaging Innovation & Design Awards. In another example, our breakthrough recycle-ready healthcare blister system innovation AmSky™ won the U.S. Plastics Pact Sustainable Packaging Award in the Recyclability category.
•	We collaborated with consumer brands to bring innovative new solutions to market, such as Amcor’s partnership with an iconic chocolate brand to transition to 30% food-grade recycled packaging in Australia, among other investments.
•	In addition to our annual R&D spend of approximately $100 million supporting our innovations, we continued investing in partnerships to build capacity and drive demand for recycled materials – a crucial step in closing the loop to create a circular economy for packaging. For example, we entered into a multi-year deal to secure thousands of tons of high-performance, certified-circular material from ExxonMobil’s advanced recycling plant in support of our target to achieve 30% recycled material across our portfolio by 2030. We also joined forces with Mondelēz International, Inc. to invest in advanced recycling technology pioneer Licella in an important step towards ending plastic waste. The investments will help Licella progress construction of one of the first advanced recycling facilities in Australia.
•	We continued developing our partnerships in support of waste management infrastructure and consumer participation in recycling. In one example of this strategy, Amcor, Delterra, Mars, and P&G jointly announced the launch of a strategic partnership to stem the tide of plastic pollution in the Global South, which will aim to scale upstream and downstream solutions for a circular plastics economy.

Sustainability informs every aspect of Amcor’s operational activities, from sourcing to manufacturing. For nearly two decades, our EnviroAction program has driven continuous reduction of our carbon footprint, elimination of waste and minimization of water usage. At the end of fiscal year 2023, we submitted our proposed targets to the Science Based Targets Initiative for review. We continue pursuing opportunities to address our climate impacts and reduce our greenhouse gas emissions. We are thrilled to share that, as of May 2023, all of Amcor Rigid Packaging’s operations in Colombia are now 100% powered by renewable energy – just one example of our continued push to adopt renewable energy and efficiency solutions. Amcor’s procurement team has also focused closely on reducing Scope 3 GHG emissions from our supply chain, hosting a Supplier Sustainability Summit focused on greenhouse gas reduction in December 2022.

We are pleased that, this year, Amcor was recognized for our sustainability leadership by FTSE4Good, the Institutional Shareholder Services ESG program, Sustainalytics, and the Australian Financial Review. We were included in Moody’s ESG Investment Register and the DJSI Australia Index, received an A- score in the CDP’s Climate Change rating, achieved an EcoVadis Gold rating and maintained our MSCI AA rating.

AMCOR plc | 2023 Proxy Statement	7

Sustainability remains our most significant long-term
organic growth opportunity

Responsible packaging is the answer

Amcor is uniquely positioned as industry leader with

Scale, Resources and Capabilities

AMCOR plc | 2023 Proxy Statement	8

AMCOR plc | 2023 Proxy Statement	9

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Proposal 1 Election of Directors

The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten individuals to be elected at the meeting. Each Director is elected to a one-year term to serve until his or her successor has been duly elected and qualified, but subject to prior death, resignation, disqualification or removal from office. Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her election, then that Director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy.

In addition to certain biographical information about each Director and nominee, listed below are the specific experiences, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

Dr. Armin Meyer, a Director, Deputy Chairman, and Chair of the Executive Committee and the Compensation Committee, will retire from the Board at the Annual Meeting. The Board extends its appreciation to Armin Meyer for his service and thoughtful insight and advice. Effective as of the Annual Meeting, the Board has appointed Tom Long to replace Armin Meyer as Chair of the Compensation Committee and Arun Nayar to replace Armin Meyer as Chair of the Executive Committee.

Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

GRAEME LIEBELT

Age 69 Director since: 2012 Chairman Committees: Executive INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Director and Chief Executive Officer of Orica Limited – 2005 to 2012

•  Executive Director of Orica Group – 1997 to 2012

•

Numerous senior positions with the ICI Australia/Orica group including Managing Director of Dulux Australia, Chairman of Incitec Ltd, Director of Incitec Pivot Ltd and Chief Executive of Orica Mining Services – 1989 to 2012

OTHER DIRECTORSHIPS:

•  Australian Foundation Investment Company Limited

•  Australia and New Zealand Banking Group Limited (previous)

•  DuluxGroup Ltd (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

In addition to the professional background noted above, Mr. Liebelt is a Fellow of the Australian Academy of Technological Sciences and Engineering and a Fellow of the Australian Institute of Company Directors. Mr. Liebelt’s past leadership experiences and expertise in global manufacturing and operations make him particularly qualified to act as Chairman of the Board for Amcor.

RON DELIA
Age 52 Director since: 2015 Committees: Executive

PROFESSIONAL BACKGROUND:

•  Chief Executive Officer, Amcor – 2015 to current

•  Executive Vice President Finance and Chief Financial Officer, Amcor – 2011 to 2015

•  Vice President and General Manager, Amcor Rigid Plastics Latin America – 2008 to 2011

•  Executive Vice President Corporate Operations, Amcor – 2005 to 2008

•  Associate Principal, McKinsey & Company – 2000 to 2005

•  Senior Commercial Roles, American National Can Company – 1994 to 1998

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Delia holds a Masters of Business Administration from Harvard Business School and a Bachelor of Science from Fairfield University. Mr. Delia has an intimate knowledge of the Company’s business, operations and customers. His experience in global commercial and operational leadership, strategy and M&A, and finance, contribute invaluable skills and capabilities to Amcor’s Board of Directors.

AMCOR plc | 2023 Proxy Statement	10

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ACHAL AGARWAL
Age 64 Director since: 2021 Committees: Compensation INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Global Chief Strategy and Transformation Officer, Kimberly-Clark – 2020 to 2021

•  President, Asia Pacific Region, Kimberly-Clark – 2012 to 2020

•  President, North Asia Region, Kimberly-Clark – 2008 to 2012

•  Chief Operating Officer – Beverages (Greater China), PepsiCo – 2002 to 2008

•  Vice President, Beverages (China), PepsiCo – 1998 to 2002

•  Market Unit General Manager – Beverages (India), PepsiCo – 1994 to 1997

•  Commercial Manager, Corporate, ICI India – 1993 to 1994

•  Commercial Functions in Pharmaceutical, Agrochemical, Paints and Commercial Explosives businesses, ICI India – 1981 to 1993

OTHER DIRECTORSHIPS:

•  SATS Ltd

•  World-Wide Fund for Nature, Singapore (WWF Singapore) (previous)

•  Singapore International Chamber of Commerce (previous)

•  Asia Venture Philanthropy Network (previous)

•  Singapore Business Federation (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Agarwal holds a degree and a Masters of Business Administration from the University of Delhi, and an Advanced Management Program degree from The Wharton School, University of Pennsylvania. He is a global consumer executive with four decades of experience, of which 30 years have been in leadership roles in the Asia-Pacific across developed and emerging markets. He is passionate about coaching leaders to grow scalable and sustainable businesses in the midst of a changeable environment, contributing invaluable knowledge and skills to Amcor’s Board of Directors.

ANDREA BERTONE
Age 62 Director Since: 2019 Committees: Compensation NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President, Duke Energy International LLC (an electric power generation company) – 2009 to 2016

•  Associate General Counsel, Duke Energy – 2003 to 2009

OTHER DIRECTORSHIPS:

•  Waste Connections Inc.

•  Drax Group PLC

•  Peabody Energy Corporation

•  DMC Global Inc. (previous)

•  Yamana Gold Inc. (previous)

•  Duke Energy International Geração Paranapanema S.A. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Bertone is a graduate of the University of São Paulo, Brazil, where she earned a juris doctorate degree, and Chicago-Kent College of Law, where she earned a Master of Laws degree. She also completed a finance program for senior executives at Harvard Business School. Ms. Bertone’s depth of experience with multinational companies operating in global markets and her experience in executive leadership, global strategy, legal and regulatory, finance, and M&A provide valuable contributions to Amcor’s Board of Directors.

SUSAN CARTER
Age 64 Director since: 2021 Committees: Audit INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Senior Vice President and Chief Financial Officer, Ingersoll-Rand Plc – 2013 to 2020

•  Executive Vice President and Chief Financial Officer, KBR, Inc. – 2009 to 2013

•  Executive Vice President and Chief Financial Officer, Lennox International Inc. – 2004 to 2009

•  Vice President and Corporate Controller/Chief Accounting Officer, Cummins, Inc. – 2002 to 2004

OTHER DIRECTORSHIPS:

•  ON Semiconductor Corporation

•  Pursuit Aerospace

•  Air Products and Chemicals, Inc. (previous)

•  Lyondell Chemical Company (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and a Master’s degree in Business Administration from Northern Illinois University. Ms. Carter’s expertise in investor relations, capital markets, IT management, global company management, accounting and finance, and her experience as a chief financial officer of a public company, enable her to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s Board of Directors.

AMCOR plc | 2023 Proxy Statement	11

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LUCRÈCE FOUFOPOULOS-DE RIDDER
Age 56 Director Since: Nominee INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Executive Vice President, Borealis Group (January 2019 to present)(1)

•  Vice President, General Manager, Eastman Chemical Company (2015 to 2018)

•  Vice President, Marketing & Sales, Eastman Chemical Company (2014 to 2015)

•  General Manager EMEA, The Dow Chemical Company (2012 to 2014)

(1) Ms. Foufopoulos-De Ridder will step down from her executive position at Borealis Group and the board of Borouge, effective December 31, 2023.

OTHER DIRECTORSHIPS:

•  Vopak

•  Sika Group

•  Borouge

KEY QUALIFICATIONS AND EXPERIENCES:

Ms. Foufopoulos-De Ridder holds a Master’s degree in Polymer and Composites Engineering from the University of Leuven, a Master’s degree in Materials Science & Engineering from the University of Ghent, and executive business education from Insead in Paris, France and IMD in Lausanne, Switzerland. Her distinguished and varied career of more than 20 years in the chemical and petrochemical industry provides a unique perspective to Amcor’s Board of Directors. Ms. Foufopoulos-De Ridder was originally recommended as a Director nominee by a third party search firm.

KAREN GUERRA
Age 67 Director since: 2010 Committees: NG (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  President and Directeur Générale, Colgate Palmolive France – 1999 to 2006

•  Chairman and Managing Director, Colgate Palmolive UK Ltd. – 1996 to 1999

OTHER DIRECTORSHIPS:

•  British American Tobacco p. l. c.

•  Electrocomponents PLC (previous)

•  Davide Campari-Milano S. p. A. (previous)

•  Paysafe PLC (previous)

•  Inchcape PLC (previous)

•  Samlerhuset BV (previous)

•  Swedish Match AB (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mrs. Guerra holds a degree in Management Sciences from the University of Manchester and completed an Executive Leadership Programme at Colombia University. Mrs. Guerra’s experience in executive leadership, business turnaround and global sales and marketing provide valuable contributions to Amcor’s Board of Directors.

NICHOLAS (TOM) LONG
Age 64 Director Since: 2017 Committees: Executive Compensation NG INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Managing Partner, Bridger Growth Partners, LLC (a private equity fund) – 2015 to current

•  Chief Executive Officer, MillerCoors, LLC (a brewing company) – 2011 to 2015

•  President and Chief Commercial Officer, MillerCoors, LLC – 2008 to 2011

•  Chief Executive Officer, MillerBrewing Company (a brewing company) – 2006 to 2008

•  Chief Marketing Officer, MillerBrewing Company – 2005 to 2006

•  President Northwest Europe Division, The Coca-Cola Company – 2003 to 2005

OTHER DIRECTORSHIPS:

•  Wolverine Worldwide, Inc. (Chairman)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the University of North Carolina. Mr. Long has significant experience in executive leadership in large, global companies, global strategy and international business operations, finance, and sales and marketing. In light of these experiences, Mr. Long provides valuable contributions to Amcor’s Board of Directors.

AMCOR plc | 2023 Proxy Statement	12

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ARUN NAYAR
Age 72 Director Since: 2019 Committees: Audit (Chair) INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Senior Advisor, McKinsey & Company (a global management consulting firm) – 2016 to current

•  Founding Member, Americas Advisory Council, ServiceNow, Inc. (a software company) – 2022 to current

•  Executive Vice President and Chief Financial Officer, Tyco International plc (a securities system company) – 2012 to 2016

•  Senior Vice President, Treasurer and Chief Financial Officer, ADT Worldwide (Tyco) – 2008 to 2012

OTHER DIRECTORSHIPS:

•  Rite Aid Corporation

•  GFL Environmental Inc.

•  TFI International Inc. (previous)

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

Mr. Nayar’s global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions and treasury matters provide important insight into the global financial matters for Amcor’s Board of Directors. His experiences make him well suited to serve as Chair of the Audit Committee.

DAVID SZCZUPAK
Age 68 Director Since: 2019 Committees: Audit INDEPENDENT

PROFESSIONAL BACKGROUND:

•  Executive Vice President Global Product Organization, Whirlpool Corporation (a major home appliance company) – 2008 to 2017

•  Chief Operation Officer, Dura Automotive Systems – 2006 to 2008

OTHER DIRECTORSHIPS:

•  Bemis Company, Inc. (previous)

KEY QUALIFICATIONS AND EXPERIENCES:

In his professional roles, Mr. Szczupak gained specific experience in product development, purchasing, manufacturing and product quality. In addition to these roles, Mr. Szczupak worked for Ford Motor Company for 22 years in a variety of leadership roles. Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing give him unique and valuable insights and perspective to our global operations, research and development and innovation.

AMCOR plc | 2023 Proxy Statement	13

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Director Compensation Summary

Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. The components of Director pay include a fixed retainer plus additional fees for members and chairs of committees. Effective December 1, 2022, the Board of Directors agreed upon the following Director fee levels and structure shown in the table below (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars). There are only modest increases in fees applied compared to the fee structure that was in effect prior to December 1, 2022.

Description	Fee
Retainer fees	• Chair: $541,216(1)
• Deputy Chair: $324,729
• Directors, other than the Chair and Deputy Chair: $270,608
Committee fees	• Audit Committee Chair: $32,473
• Audit Committee Member: $16,236
• Compensation Committee Chair: $21,648
• Compensation Committee Member: $10,824
• Nominating and Corporate Governance Committee Chair: $16,236
• Nominating and Corporate Governance Committee Member: $7,577
Delivery of fee	• 50% restricted share units
• 50% cash
Minimum shareholding requirements	• 5x cash retainer, accumulated over five years

(1)	The retainer for the Chair represents his total fee. He does not receive additional fees for his involvement with Board committees.

Fiscal Year 2023 Director Compensation

The table below sets forth certain information concerning the compensation earned in fiscal year 2023 by our non-executive Directors (non-management and independent Directors).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Employer Contributions to defined contribution pension plans ($)(2)	Total ($)
Graeme Liebelt	291,552	270,613	17,015	579,180
Armin Meyer	187,088	173,191	—	360,279
Achal Agarwal	140,916	140,717	—	281,633
Andrea Bertone	154,514	144,740	—	299,254
Susan Carter	153,923	143,431	—	297,355
Karen Guerra	154,761	143,431	—	298,192
Nicholas (Tom) Long	156,363	144,510	—	300,872
Arun Nayar	163,786	151,550	—	315,336
Jeremy Sutcliffe(3)	63,662	—	5,121	68,782
David Szczupak	155,427	143,431	—	298,859

(1)	Directors received a fixed “base” fee for their role as Board members, plus additional fees for members and chairs of committees. The Chair does not receive additional fees for his involvement with Board committees.
(2)	Certain Directors live in jurisdictions requiring statutory pension contributions. For those Directors, the cash portion of the retainer fees are reduced by the amount of the statutory pension contributions.
(3)	Mr. Sutcliffe retired from the Board of Directors effective November 9, 2022. Amounts listed in the table above are pro-rated based on his retirement date.

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Board Composition

Director Independence

The Board has determined that all Directors, except Mr. Delia, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent pursuant to the NYSE listing standards and any relevant Securities and Exchange Commission (“SEC”) standards. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence including reviewing any relationships and transactions between each Director and the Company (including its independent registered public accounting firm). To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.

Board Diversity

The Board recognizes the value of diversity. The Board believes that a diverse membership provides a variety of perspectives, improves the quality of dialogue, and contributes to a more balanced and effective decision-making process. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors to create a balanced Board with diverse viewpoints and deep expertise. Relevant factors include diversity of professional experience, skill set, perspective, and background, including gender, race, ethnicity, cultural background and geography (Please see page 5 for additional detail regarding the composition of our Board and its diversity characteristics).

Board Refreshment

Amcor has maintained a steady, proactive focus on Board composition and refreshment, having added six new Directors since 2019, and recommending another new Director as nominee at our Annual Meeting. As a key element of ensuring a diverse Board, the Nominating and Corporate Governance Committee regularly reviews Director tenure and succession. The disciplined Board succession planning, together with annual Board self-evaluations, enables optimal Board effectiveness and ensures the appropriate level of Board refreshment to meet the Company’s strategic needs and priorities. In addition to refreshing the Board’s composition generally, the Board routinely adjusts its committee chair and membership assignments which promotes Director development and succession planning.

Board Leadership Structure

We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances at any given point in time. Mr. Liebelt, an independent Director, currently serves as our Chairman of the Board.

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Board Operations

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.amcor.com/investors/corporate-gov/policies-standards

• Memorandum of Association and Articles of Association • Corporate Governance Guidelines • Executive Committee Charter • Audit Committee Charter	• Compensation Committee Charter • Nominating and Corporate Governance Committee Charter • Code of Business Conduct and Ethics

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

Committees of the Board

The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Below is certain information relating to these committees.

Audit Committee

During fiscal year 2023, the Audit Committee met five times. The Audit Committee is comprised of three Directors: Arun Nayar, Susan Carter and David Szczupak. Mr. Nayar serves as the chair of the Audit Committee. Each member of the Audit Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Mr. Nayar and Ms. Carter each qualify as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.

The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:

•	The integrity and fair presentation of the financial statements of Amcor and related disclosure;
•	The qualifications, performance and independence of Amcor’s independent auditor;
•	The performance of Amcor’s internal audit function;
•	Amcor’s systems of internal controls over financial reporting;
•	Amcor’s legal and ethical compliance policies and programs; and
•	Review of the cybersecurity report from management, which outlines Amcor’s cybersecurity risk management framework and includes an update on Amcor’s completed, on-going, and planned actions relating to cybersecurity risks.

In addition, the Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

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Compensation Committee

During fiscal year 2023, the Compensation Committee met five times. The Compensation Committee is comprised of four Directors: Armin Meyer, Achal Agarwal, Andrea Bertone and Nicholas (Tom) Long. Armin Meyer serves as the chair of the Compensation Committee. Effective as of the Annual Meeting, the Board has appointed Tom Long to replace Armin Meyer as Chair of the Compensation Committee. Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.

The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:

•	Reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s Executive Officers who report directly to the CEO;
•	Evaluating the performance of Amcor’s CEO and performance of Executive Officers who report directly to the CEO;
•	Evaluating officer and Director compensation plans, policies and programs generally;
•	Reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•	Reviewing Amcor’s management succession planning.

Nominating and Corporate Governance Committee

During fiscal year 2023, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is comprised of three Directors: Karen Guerra, Nicholas (Tom) Long and Andrea Bertone. Ms. Guerra serves as the chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined by the NYSE listing standards.

The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to Amcor’s Board individuals qualified to serve as Directors of Amcor;
•	Reviewing the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
•	Overseeing the annual evaluations of the Board and the Board committees; and
•	Advising Amcor’s Board with respect to its composition, governance practices and procedures.

Executive Committee

During fiscal year 2023, the Executive Committee met one time. The Executive Committee is comprised of four Directors: Graeme Liebelt, Armin Meyer, Nicholas (Tom) Long and Ron Delia. Armin Meyer serves as the chair of the Executive Committee. Effective as of the Annual Meeting, the Board has appointed Arun Nayar to replace Armin Meyer as Chair of the Executive Committee. The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consist of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.

Director Meeting Attendance

Directors are expected to attend all Board meetings, applicable committee meetings and the annual shareholder meeting. The Board met six times in fiscal year 2023. Each Director attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served. All then-current Directors attended the annual shareholder meeting as well.

The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

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Key Areas of Board Oversight

Risk Management

Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks. Enterprise risk management processes are embedded in all critical business processes and are designed to identify operational, financial, strategic, compliance, cybersecurity, and reputational risks that could adversely affect the execution of the Company’s plans, strategy, or effectiveness of its business model.

BOARD OF DIRECTORS

- Oversee the Company's risk management processes to support achievement of the Company's organizational and strategic objectives
- Oversee the long-term financial plan, which is updated in a process that aligns with the Company's annual corporate and business unit risk assessments
- Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees
- Oversee management of ESG-related risks and strategy

AUDIT COMMITTEE

- Oversee risks associated with financial reporting and internal controls
- Review the cybersecurity report, including the Company's cybersecurity risk management framework and updates on the Company's completed, on-going and planned actions relating to cybersecurity risks
- Assess the steps management has taken to control risks to the Company
- Review the Company's business risk management framework and policy for risk appetite including the procedures for identifying strategic and business risks and controlling their financial impact on the Company
- Review internal audit's analysis and independent appraisal of the adequacy and effectiveness of the Company's risk management and internal control systems

COMPENSATION COMMITTEE

- Monitor risks associated with the design and administration of the Company's compensation and benefits program, including performance-based compensation programs, to promote appropriate incentives that do not encourage excessive risk taking

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

- Oversee risks associated with the governance structure of the Company including Board composition and independence

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk assessment process. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Bi-annually, a report summarizing these assessments is compiled, reviewed by the Chief Executive Officer and Chief Financial Officer and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.

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Environmental, Social and Governance (ESG) Matters

The Board and its committees oversee the execution of Amcor’s environmental, social and governance strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as sustainability, product and service demand; climate scenario analysis and oversight of related risks and opportunities; review and approval of strategies and goals related to sustainability; customer, investor and other stakeholder expectations; and the environmental impact of our Company.

Cybersecurity Risk Oversight

The Board recognizes the importance of securing the information of the Company’s customers, vendors, and employees. The Company has adopted physical, technological, and administrative controls on data security, and has a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by the Board, the Audit Committee, and management. The full Board receives an annual information technology report and update from management, which includes an update on the Company’s cybersecurity efforts. The Audit Committee receives a quarterly cybersecurity report and update from management, which outlines the Company’s cybersecurity risk management framework and includes an update on the Company’s completed, on-going, and planned actions relating to cybersecurity risks. In addition, management will expand its reporting to the Audit Committee and the Board to reflect applicable changes in law, including the compliance requirements of the final cybersecurity regulations adopted by the SEC.

Human Capital Management

Our Board believes that human capital management is critical to the Company’s success. Our Board and Compensation Committee oversee and engage with executives across the Company on a broad range of human capital management topics, including the Human Capital Strategy, organizational design, executive development and succession planning, health and safety matters, diversity, equity and inclusion (DE&I) initiatives, ethics and governance, and employee engagement feedback gathered from the annual global employee pulse survey.

Safety is a core value at Amcor. We champion safe and responsible behavior among all employees to achieve our goal of zero workplace injuries. The Board receives monthly reports on safety performance and compliance of the Company’s operations with its Global EHS standards. Amcor provides STI compensation based on achievement of annual business objectives, including relevant safety metrics.

We are dedicated to attracting, developing, engaging, and retaining the best talent and strengthening the Company’s succession pipeline for the future. We have developed a range of executive development, leadership training, and education and awareness programs to help employees progress across all functions and experience levels. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and our Board provides input on important decisions in each of these areas. Our Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation Committee oversees the development of the process, and our Board meets regularly with high-potential executives at many levels across the Company through formal presentations and informal events throughout the year. The Compensation Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, DE&I, and development programs.

We value the diverse experience, strengths, styles, nationalities and cultures of all our people. Our DE&I strategy is focused on three main areas: (1) building awareness through training and education of our leaders, (2) diversifying our global talent pool by removing bias from talent attraction and development and (3) sharing best practices and learning across the organization. Our Board receives an annual report on the Company’s progress towards our DE&I efforts.

Our employees and Directors are expected to act with integrity and objectivity, striving always to enhance the Company’s reputation and performance. We maintain a Code of Business Conduct and Ethics Policy which is overseen by the Board and signed by all employees and provides a framework for making ethical business decisions. We provide targeted training across the globe to reinforce our commitment to ethics and drive adherence to the national laws in each country in which we operate.

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Board Governance Practices

Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee will conduct an annual self-evaluation, and the Board will engage in periodic external assessments, to gauge their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and Corporate Governance Committee to enhance the Board’s effectiveness are discussed by the full Board.

Shareholder Engagement

Amcor has active engagement with shareholders and proxy advisors regarding its performance, strategy, operations, and governance practices. Members of senior management and our Chairman of the Board conduct an annual governance roadshow to solicit shareholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters, communicating with the holders of a significant amount of our shares. Our engagement efforts and the shareholder feedback we receive are reviewed with our Board of Directors, and help to promote greater alignment of our governance practices and policies with shareholder interests.

Recommendations for Directors

Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their diverse individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new Directors at different times, depending upon the Company’s needs and the then-current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”

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Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual Directors.

Amcor plc c/o Corporate Secretary 83 Tower Road North Warmley, Bristol BS30 8XP United Kingdom

Transactions with Related Parties

Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a) the Company was, is or will be a participant and (b) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party Transaction”).

The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:

•	The position within or relationship of the Related Party with the Company;
•	The materiality of the transaction to the Related Party and the Company;
•	The business purpose for and reasonableness of the transaction;
•	Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
•	Whether the transaction is in the ordinary course of the Company’s business; and
•	The effect of the transaction on the Company’s business and operations.

A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Party Transaction is in the best interests of the Company and its shareholders.

Transactions with Related Parties during Fiscal Year 2023

Item 404 of Regulation S-K requires that we disclose any transactions between Amcor and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2023, there were no Related Party Transactions meeting the requirements of Item 404 of Regulation S-K.

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Security Ownership of Directors and Executive Officers

The following table lists the beneficial ownership of our ordinary shares as of September 13, 2023, by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 1,446,437,499 shares outstanding as of September 13, 2023.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares
Ron Delia	4,690,257	*
Achal Agarwal	0	*
Andrea Bertone	20,485	*
Susan Carter	10,809	*
Lucrèce Foufopoulos-De Ridder	0	*
Karen Guerra	76,666	*
Graeme Liebelt	151,823	*
Nicholas (Tom) Long	29,769	*
Armin Meyer	87,285	*
Arun Nayar	45,072	*
David Szczupak	125,369	*
Michael Casamento	739,714	*
Eric Roegner	967,020	*
Fred Stephan	358,821	*
Michael Zacka	536,897	*
All Executive Officers and Directors as a Group (16 persons)	9,923,641	*

*	Indicates less than 1%.
(1)	Includes any ordinary shares that the named individuals may acquire beneficial ownership of within 60 days of September 13, 2023 pursuant to restricted stock units or performance rights or upon exercise of options as follows: Mr. Delia – 2,814,931, Mr. Casamento – 174,557, Mr. Roegner – 591,455, Mr. Stephan – 171,513, and Mr. Zacka – 227,641. The amounts disclosed here include securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.

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Security Ownership of Certain Beneficial Owners

The only persons known to us to beneficially own, as of September 13, 2023, more than 5% of our outstanding ordinary shares are set forth in the following table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	129,933,172	8.70%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	115,328,945	7.75%
State Street Corporation(3) 1 Lincoln Street Boston, MA 02111	106,059,747	7.12%
(1)	Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 24, 2023, BlackRock has sole voting power over 117,477,891 shares, and sole dispositive power over 129,933,172 shares.
(2)	Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 9, 2023, the Vanguard Group has shared voting power over 20,852,854 shares, sole dispositive power over 89,794,427 shares and shared dispositive power over 25,534,518 shares.
(3)	Based on information contained in a Schedule 13G/A filed by such beneficial holder with the SEC on February 10, 2023, State Street Corporation has shared voting power over 98,186,254 shares and shared dispositive power over 106,053,111 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Executive Officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2023, no Director, Executive Officer, or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a).

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Executive Compensation Discussion and Analysis

The Executive Compensation Discussion and Analysis section describes the key elements of our compensation program and fiscal year 2023 compensation decisions for its named executive officers (“NEOs”).

Named Executive Officers

For fiscal year 2023 (July 1, 2022 – June 30, 2023), our NEOs were:

RONALD DELIA	Chief Executive Officer
MICHAEL CASAMENTO	Executive Vice President, Finance and Chief Financial Officer
ERIC ROEGNER	President, Amcor Rigid Packaging
L. FREDERICK (FRED) STEPHAN	President, Amcor Flexibles North America
MICHAEL ZACKA	President, Amcor Flexibles Europe, Middle East & Africa

Introduction and Fiscal Year 2023 Highlights

Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders.

A Compensation Approach Appropriate for a Truly Global Company

We are a truly global company made up of a diverse group of executives working in a range of different countries with responsibilities that extend beyond their respective geographic locations. Our compensation approach is designed to attract and retain executives who are global leaders with the experience and ability to perform in this environment. These same leaders are attractive potential candidates for competitors both within the packaging sector and other industries – many of which are U.S.-based (as shown in the chart below).

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Emphasis on Variable, Performance-Based, At-Risk Compensation

To ensure we remain competitive as a truly global company, we consider market benchmarks in the major regions in which we operate. Our remuneration programs aim to maintain appropriate internal relativities despite regional differences, while ensuring and encouraging global mobility of talent. Our programs focus on variable, performance-based, at-risk compensation to incentivize strong performance and delivery of outcomes that align with the interests of our shareholders.

(1)	Represents an average across all NEOs, other than the CEO.
(2)	Deferred component of the STI delivered as units of Amcor shares that are restricted for two years following payment of the cash portion of the STI.

Variable, Performance-Based, At-Risk Compensation is based on Amcor’s Shareholder Value Creation Model

Alignment of metrics in incentive plans support delivery of shareholder value.

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Fiscal Year 2023 Incentive Outcomes - Highlights

The business posted a solid year of operating performance despite challenging market dynamics. Incentive outcomes reflect that performance, and demonstrate the strong link between financial performance and incentive outcomes.

	Short Term Incentive	Long Term Incentive
Outcome	Some targets met	Some targets met
Highlights

•  Safety recordable cases decreased by 31% from fiscal year 2022 and 69% of sites were injury free for more than 12 months, however one fatality occurred involving a contractor’s employee at our Pondicherry site in India

•  Organic sales growth decreased by 0.2% compared to fiscal year 2022

•  Decrease in adjusted EPS of 1.9% on a comparable constant currency basis relative to fiscal year 2022

•  Adjusted free cash flow of $848 million

•  These results are appropriately reflected in lower incentive outcomes for the year compared to fiscal year 2022, reinforcing our approach of ensuring that variable compensation is 100% performance-based and aligned to business strategy and the interests of shareholders

• Average 3-year adjusted EPS growth of 8.3% against target range of 5-10% • RoAFE gateway exceeded • Relative Total Shareholder Returns (“TSR”) performance below threshold

Compensation Policy

Compensation Objectives

Our executive compensation strategy, frameworks, and programs are designed to:

•	Align compensation to business strategy and outcomes that deliver value to our shareholders.
•	Drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals.
•	Ensure compensation is competitive in the relevant employment marketplace to support the attraction, engagement, and retention of executive talent.

Compensation Decision-Making

The Compensation Committee is responsible for determining, in consultation with the Board of Directors, a framework for the compensation of our NEOs (and other executives reporting to the CEO). This is to ensure that these executives are motivated to pursue the long-term growth and success of the Company and that there is a clear relationship between performance and executive compensation. The CEO reviews the annual compensation levels for each of our other NEOs (and other executive officers reporting to the CEO) and makes recommendations for any changes to the Compensation Committee, who ultimately reviews and approves annual compensation levels, taking into account those recommendations and other considerations it deems appropriate. The Compensation Committee reviews the annual compensation levels for the CEO and makes recommendations for any changes to the Board of Directors, who approve any changes. The CEO makes no recommendation with respect to his own compensation levels.

The Compensation Committee is also responsible for reviewing leadership talent to ensure that our leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.

Use of Compensation Consultants

Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation actions. The Compensation Committee uses external compensation consultants, FW Cook and Willis Towers Watson, to understand market practice and review market data relevant for making compensation determinations for key executive roles. FW Cook and Willis Towers Watson did not prepare specific recommendations in fiscal year 2023 with respect to the compensation of any of our NEOs.

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Use of Peer Company and Competitive Market Data

Due to the global scope of our business and the unique competitive environment in which we operate, a range of benchmarking data is used when making individual compensation decisions. At Amcor, compensation for NEOs (and other executives reporting to the CEO) is determined by reviewing general pay structures for similar roles in relevant markets around the world. Given we are an international company made up of a diverse group of executives, working in a range of different countries, and whose responsibilities extend beyond their own geographic location, we need to be able to attract and retain executives who are global leaders with the experience and ability to perform in this environment.

For fiscal year 2023 compensation benchmarking purposes, the Compensation Committee referenced multiple compensation benchmarks from a carefully selected peer group of U.S. and global companies (the “Compensation Peer Group”) that compete for selected executive talent with global or regional experience and responsibilities. We review our Compensation Peer Group on an ongoing basis and update it as necessary. This approach assists the Compensation Committee in understanding and considering market practice across a number of international markets when determining competitive pay structures for our executives.

COMPENSATION PEER GROUP:

Alcoa Corporation	Illinois Tool Works, Inc.
Avery Dennison Corporation	International Paper Company
Ball Corporation	Johnson Controls International, plc
Berry Global Group, Inc.	Kimberly-Clark Corporation
Caterpillar, Inc.	Nucor Corporation
Corning, Inc.	PPG Industries, Inc.
Crown Holdings, Inc.	Sealed Air Corporation
Eastman Chemical Company	Sherwin Williams Company
Ecolab, Inc.	Sonoco Products Company
Emerson Electric Company	WestRock Company

Elements of Compensation

We compensate our NEOs using a combination of fixed and variable compensation plans. The primary elements of our executive compensation programs are:

•	Base salaries
•	Short-term incentive (STI); delivered through a combination of cash and deferred equity
•	Long-term incentive (LTI)

Greater emphasis is placed on variable compensation with the CEO receiving 81% of his target compensation as variable compensation and the other NEOs receiving 76% (on average) of their target compensation as variable compensation, as shown below.

(1)	Represents an average across all NEOs, other than the CEO.
(2)	Deferred component of the STI delivered as units of Amcor shares that are restricted for two years following payment of the cash portion of the STI.

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We believe that these components, taken together, promote the compensation objectives described above.

In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of our NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles in relevant markets around the world. We do not have a formal policy regarding allocation among types of compensation other than to ensure overall market competitiveness and to emphasize variable, performance-based, at-risk compensation. As such, our goal is to award compensation that is competitive in relation to the compensation objectives and in the best interest of our shareholders.

Base Salaries

Base salary is intended to provide a fixed component of compensation commensurate with each executive’s seniority, skillset, experience, role, and responsibilities. Over the course of fiscal year 2023, base salaries were modestly increased.

Short-Term Incentive (STI)

We provide our NEOs with a short-term incentive (“STI”) in the form of an annual, performance-based incentive program that delivers compensation based on achievement of annual business objectives. Part of any STI earned is delivered in restricted share units (“RSUs”) that are deferred for an additional period of two years (“STI-Deferred Equity Plan Awards”). The use of STI-Deferred Equity Plan Awards is intended to build equity ownership, to align management incentives with shareholder value creation and to act as a retention incentive.

Details of the range of potential STI cash payments, the proportion to be received at “target” performance, the actual payments made, and RSUs awarded under the STI-Deferred Equity Plan Awards in respect of fiscal year 2023 are shown below. The actual outcomes are based on each NEO’s performance against a selected range of safety, financial, strategy development and organization development goals both on an Amcor and a business group level. Above-target outcomes are only payable based on outperformance against selected financial metrics.

Name	STI % at Target (as % of Base Salary)	STI % Range	STI % Actual	STI Payment (USD)(1)	Deferred Equity Awarded (USD)	Deferred Equity Award (No. RSUs)(1)
Ron Delia	120%	0% to 180% of base salary	18%	$316,038	$158,019	15,921
Michael Casamento	75%	0% to 150% of base salary	8%	$83,617	$41,808	4,213
Eric Roegner	75%	0% to 150% of base salary	11%	$114,975	$57,487	5,792
Fred Stephan	75%	0% to 150% of base salary	30%	$309,374	$154,687	15,585
Michael Zacka	75%	0% to 150% of base salary	19%	$253,010	$126,505	12,746

(1)	Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to and including June 30, 2023 ($9.93 per share). Where short-term cash incentives are determined in currencies other than USD, the average foreign exchange rate for the same five-day period was applied to determine the USD equivalent.

The table below also includes a more detailed analysis of the targets and outcomes for the CEO and CFO.

Category	Safety Targets	Financial Targets	Strategy and Organizational Development Goals
Weighting	5%	80-85%	10-15%
Outcome	Some targets met
Comments	• Safety recordable cases decreased by 31% from fiscal year 2022 and 69% of sites were injury free for more than 12 months, however one fatality occurred involving a contractor’s employee at our Pondicherry site in India

•  Organic sales growth decreased by 0.2% compared to fiscal year 2022

•  Decrease in adjusted EPS of 1.9% on a comparable constant currency basis relative to fiscal year 2022,

•  Adjusted free cash flow of $848 million

• Significant progress on talent and organizational matters, delivery of strategic projects and advancement of sustainability agenda

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The remaining NEOs’ targets and weighting were specific to their scope of accountability and business group.

•	All NEOs had a safety objective to reduce recordable cases.
•	Financial metrics included both consolidated Amcor and business group-specific metrics including earnings, cash flow and sales growth metrics. Metrics and weighting for each ensured NEOs were incentivized to focus on objectives specific to their respective business groups.
•	NEOs were assigned strategy and organizational development goals, where applicable to the role, with a focus on talent and employee engagement.

The performance targets for consolidated Amcor results are consistent with those of the CEO and CFO. Performance targets related to business group or unit performance are established based on annual operating plans (which are considered commercially sensitive), and are determined by definitive and objective criteria set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur. We do not publicly report financial results for businesses within a reportable segment to protect the commercially sensitive nature of that information and the Company’s competitive positions.

Long-Term Incentive (LTI)

The objective of our LTI plan is to reward the achievement of long-term sustainable business outcomes, which is consistent with the Company’s objective of value creation for our shareholders.

LTI grants during fiscal year 2023

LTI awards that were granted during fiscal year 2023 consist of a grant of options and performance rights (performance shares, in the case of U.S. participants) that have a three-year performance period that began July 1, 2022 and will end June 30, 2025. The performance conditions applicable to this award are relative TSR measured against a peer group of companies (the “TSR Peer Group”) and adjusted EPS with a RoAFE gateway as described below:

•	Half of the award is determined based on constant currency adjusted EPS growth over a three-year performance period, with 5% average annual adjusted EPS growth resulting in 50% of this portion of the award vesting, and 10% average annual adjusted EPS growth resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is a further condition that Amcor’s adjusted RoAFE is at or above 12%. If average annual adjusted EPS growth is less than 5%, or RoAFE is less than 12%, this portion of the award will not vest.(1)
•	The other half of the award is based on relative TSR performance over a three-year performance period against the TSR Peer Group, with 35th percentile TSR resulting in 25% of this portion of the award vesting, 50th percentile TSR resulting in 50% of this portion of the award vesting, and 75th percentile TSR resulting in full vesting of this portion of the award (subject to linear interpolation between these points). There is no vesting of this portion of the award for performance below the 35th percentile.

The combination of adjusted EPS with a RoAFE condition ensures that management is rewarded for achieving profitable growth while sustaining strong returns. The use of relative TSR provides alignment with a shareholder’s perspective of the Company’s relative performance against peer companies.

The table below shows the TSR Peer Group for the LTI granted in fiscal year 2023:

TSR PEER GROUP(2):

Ansell Limited	General Mills, Inc.	PepsiCo, Inc.
AptarGroup, Inc.	Graphic Packaging International, Inc.	Sealed Air Corporation
Avery Dennison Corporation	Huhtamäki Oyj	Silgan Holdings, Inc.
Ball Corporation	International Paper Company	Sonoco Products Company
Berry Global Group, Inc.	Johnson & Johnson	The Procter & Gamble Company
Brambles Limited	Kraft Heinz	Treasury Wine Estates Limited
Coles Group Limited	Mondelez International, Inc.	Unilever PLC
Conagra Brands, Inc.	Nestlé S.A.	Wesfarmers Limited
Crown Holdings, Inc.	O-I Glass, Inc.	WestRock Company
Danone S.A.	Orora Limited	Woolworths Group Limited

(1)	The Board of Directors has flexibility to adjust the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain appropriate in the event of material events or strategic initiatives that affect the relevance of the performance conditions.
(2)	Certain events may occur (e.g. M&A, public to private transactions) that could affect the composition of the peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of the peer group from time to time. The Board also retains the discretion to deal with any other material event that affects the relevance of any member in the peer group.

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LTI vested during fiscal year 2023

LTI awards that vested during fiscal year 2023 were granted in 2020 and had a three-year performance period that ended on June 30, 2023. The performance conditions applicable to this plan were relative TSR and adjusted EPS with a RoAFE gateway. Relative TSR performance against the ASX-based TSR group was at the 28th percentile resulting in 0% vesting under this metric. Relative TSR performance against the international packaging TSR group was at the 43rd percentile resulting in 0% vesting under this metric (vesting for awards granted in 2020 starts at the 50th percentile). Average adjusted EPS performance was 8.3%, a result that is above the threshold level but below the maximum level required, resulting in 41.7% vesting under this metric. The RoAFE gateway was also met. This resulted in a total vesting of 41.7% of this LTI award.

Retention/Share Payment Plan

The retention/share payment plan is used on a limited basis at recruitment to replace existing awards from previous employers or as retention awards to selected executives.

Employment Agreements

Each of our NEOs has entered into an executive services agreement, which generally provides for compensation terms (including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives), and other perquisites and benefits described elsewhere in the “Executive Compensation Discussion and Analysis” section. The executive services agreements require a 12-month notice period to terminate the services agreement, although the Company may waive any portion of the notice period. The Company may summarily terminate the employment of a NEO (without notice or severance payments) immediately if the NEO commits: (a) a serious or persistent breach of any of the terms or conditions of the executive’s employment; (b) any negligent act the executive commits in connection with the performance of the duties of the executive’s role; (c) any conduct or act which, in the reasonable opinion of the Company, brings the Company into disrepute; (d) any criminal offense for which the executive is convicted which, in the reasonable opinion of the Company, impairs the executive’s ability to perform his or her duties; (e) any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of the Company, brings the Company into disrepute; or (f) any other act which would entitle the Company to dismiss the executive summarily.

Furthermore, the executive services agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each executive services agreement.

Minimum Shareholding Policy

A minimum shareholding policy is in place in order to strengthen alignment of the interests of our NEOs with value creation for our shareholders. Under the minimum shareholding policy, our CEO and each of our CEO’s direct reports, including each of our NEOs, must build and maintain a minimum shareholding of Amcor shares. Our CEO is required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested shares) with a value equivalent to 300% of base salary, and each of our CEO’s direct reports, including each of our NEOs, are required to acquire and maintain ownership of Amcor shares (excluding vested and unvested options and unvested shares) with a value equivalent to 200% of base salary. These executives are required to attain these minimum shareholding requirements progressively within five years of becoming subject to the minimum shareholding policy.

Hedging and Pledging Policy

Our equity award agreements contain a provision restricting participants from hedging or pledging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of our executive officers, Directors and certain employees. Any breach of the hedging or pledging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, our Insider Share Trading Policy prohibits members of the Board and senior personnel of the Company from short-selling or trading in derivative securities related to Amcor’s equity securities, with the exception of trading in derivative securities received pursuant to a Company compensatory or benefit plan.

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Compensation Recovery Policy

A clawback policy is in place that allows the Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate. In addition, the Compensation Committee intends to adopt a clawback policy prior to December 2, 2023 to reflect applicable changes in law and NYSE listing standards, including the requirements of the final regulations adopted by the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee:

Armin Meyer (Chair)

Achal Agarwal
Andrea Bertone

Nicholas (Tom) Long

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Executive Compensation Tables

2023 Summary Compensation Table

The following table sets forth summary information concerning the compensation earned by our NEOs during fiscal years 2023, 2022, and 2021. Movements in exchange rates have an impact on amounts reported for certain NEOs who are not paid in U.S. dollars.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ron Delia Chief Executive Officer	2023	1,742,877	3,459,902	1,120,168	316,038	667,010	7,305,995
	2022	1,696,203	4,371,997	1,101,918	2,045,554	657,086	9,872,758
	2021	1,662,944	4,696,046	1,054,512	3,008,167	569,479	10,991,148
Michael Casamento(1) Executive Vice President, Finance and Chief Financial Officer	2023	1,057,240	1,614,678	533,524	83,617	540,332	3,829,391
	2022	980,909	2,163,512	545,799	1,008,824	599,371	5,298,416
	2021	929,115	2,061,873	452,088	1,385,922	670,967	5,499,965
Eric Roegner President, Amcor Rigid Packaging	2023	1,016,945	1,595,205	521,572	114,975	168,355	3,417,052
	2022	997,005	1,800,880	518,193	450,881	260,945	4,027,904
	2021	977,456	2,237,771	495,828	1,473,467	191,077	5,375,599
Fred Stephan President, Amcor Flexibles North America	2023	1,027,194	1,727,557	533,690	309,374	163,543	3,761,358
	2022	947,025	2,062,488	500,649	1,081,256	29,800	4,621,218
	2021	860,712	1,998,600	444,204	1,308,472	1,740,714	6,352,703
Michael Zacka(1) President, Amcor Flexibles Europe, Middle East & Africa(1)	2023	1,231,008	1,957,705	621,338	253,010	672,450	4,735,510
	2022	1,206,444	2,456,386	635,583	1,049,371	718,323	6,066,106
	2021	1,211,642	2,409,045	589,572	1,248,521	719,563	6,178,343

(1)	Where NEOs are paid in a currency other than USD, the amount is converted to USD using the average exchange rate for the fiscal year. Messrs. Casamento and Zacka are paid in CHF (1 CHF = 1.0653 USD).
(2)	The amount in this column represents the performance rights/shares and options granted under the LTI for fiscal year 2023, as well as the restricted share units granted under the STI-Deferred Equity Plan. STI-Deferred Equity Plan awards were calculated as 50% of the short-term cash incentive payments. Where short-term cash incentive payments were determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2023 was applied to determine the USD equivalent. Equity allocations under the STI-Deferred Equity Plan were determined based on the VWAP of Amcor shares for the five trading days prior to and including June 30, 2023 ($9.93 per share). The LTI allocations represent the grant-date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements.
(3)	Amounts represent short-term cash incentive payments. For a description of the methodology applied in determining the short-term cash incentive payments, refer to the section above “Elements of Compensation - Short-Term Incentive (STI).” Where short-term cash incentive payments were determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2023 was applied to determine the USD equivalent for fiscal year 2023.
(4)	The elements of compensation included in the “All Other Compensation” column for fiscal year 2023 are set forth in the “2023 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)” table below.

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2023 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)

Name	Year	Non-Monetary Benefits ($)(1)	Relocation & Expatriate Expenses ($)(2)	Taxes Paid by Employer Related to Relocation & Expatriate Expenses ($)	Employer Contributions to Defined Contribution Plans ($)	Other ($)	Total ($)
Ron Delia	2023	61,087	127,181	100,845	369,613	8,284	667,010
Michael Casamento	2023	32,811	191,755	111,854	203,912	—	540,332
Eric Roegner	2023	18,480	—	—	146,941	2,934	168,355
Fred Stephan	2023	17,093	—	—	143,551	2,899	163,543
Michael Zacka	2023	58,250	230,745	176,235	206,155	1,065	672,450

(1)	These benefits include costs such as healthcare, company car costs, and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)	Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.

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2023 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2023.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards(5)
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Ron Delia	STI-Cash(1)			0	2,106,920	3,160,381
	STI-Deferred Equity(2)						$0	$1,053,460	$1,580,190
	LTI(3)	09/15/22	08/09/2022				50,488	201,950	403,900		3,301,883
	LTI(4)	09/15/22	08/09/2022				84,350	337,400	674,800	11.79	1,120,168
Michael Casamento	STI-Cash(1)			0	798,794	1,597,589
	STI-Deferred Equity(2)						$0	$399,397	$798,794
	LTI(3)	09/15/22	08/09/2022				24,050	96,200	192,400		1,572,870
	LTI(4)	09/15/22	08/09/2022				40,175	160,700	321,400	11.79	533,524
Eric Roegner	STI-Cash(1)			0	766,497	1,532,994
	STI-Deferred Equity(2)						$0	$383,249	$766,497
	LTI(3)	09/15/22	08/09/2022				23,513	94,050	188,100		1,537,718
	LTI(4)	09/15/22	08/09/2022				39,275	157,100	314,200	11.79	521,572
Fred Stephan	STI-Cash(1)			0	784,080	1,568,160
	STI-Deferred Equity(2)						$0	$392,040	$784,080
	LTI(3)	09/15/22	08/09/2022				24,050	96,200	192,400		1,572,870
	LTI(4)	09/15/22	08/09/2022				40,188	160,750	321,500	11.79	533,690
Michael Zacka	STI-Cash(1)			0	930,084	1,860,168
	STI-Deferred Equity(2)						$0	$465,042	$930,084
	LTI(3)	09/15/22	08/09/2022				28,000	112,000	224,000		1,831,200
	LTI(4)	09/15/22	08/09/2022				46,788	187,150	374,300	11.79	621,338

(1)	Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2023. Payments under this plan may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard.
(2)	Represents the value of the grant date opportunity under the STI - Deferred Equity Plan component for fiscal year 2023. The award is calculated as 50% of the STI cash component and therefore may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard. Equity allocations are determined based on the VWAP of Amcor shares for the five trading days prior to and including June 30 of each fiscal year.
(3)	Represents the issuance of performance rights/shares under the LTI for fiscal year 2023 that will vest in fiscal year 2026, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(4)	Represents the issuance of options under the LTI for fiscal year 2023 that will vest in fiscal year 2026, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(5)	Represents the grant date fair value of these awards, calculated using Black-Scholes methodology as disclosed in the Company’s financial statements.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The table below sets forth information regarding equity awards outstanding as of June 30, 2023.

Importantly, there is no change to the annual vesting schedule as only one LTI grant will vest each fiscal year, or to the actual realized compensation for the CEO or other named executive officers in any one fiscal year.

			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ron Delia	Short-Term Incentive - Deferred Equity	2023(4)					82,452	822,871
		2022(5)					130,414	1,301,532
	Long-Term Incentive	2023(6)		674,800	11.79	10/31/28			403,900	4,030,922
		2022(7)		854,200	12.40	10/31/27			356,300	3,555,874
		2021(8)	407,159		11.21	10/31/26
		2020(9)	2,407,772		9.81	10/31/25
Michael Casamento	Short-Term Incentive - Deferred Equity	2023(4)					40,664	405,827
		2022(5)					60,084	599,638
	Long-Term Incentive	2023(6)		321,400	11.79	10/31/28			192,400	1,920,152
		2022(7)		423,100	12.40	10/31/27			176,500	1,761,470
		2021(8)	174,557		11.21	10/31/26
Eric Roegner	Short-Term Incentive - Deferred Equity	2023(4)					18,174	181,377
		2022(5)					63,879	637,512
	Long-Term Incentive	2023(6)		314,200	11.79	10/31/28			188,100	1,877,238
		2022(7)		401,700	12.40	10/31/27			167,600	1,672,648
		2021(8)	191,445		11.21	10/31/26
		2020(9)	400,000		9.81	10/31/25

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			Option Awards				Stock Awards
Name	Plan	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)(1)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Fred Stephan	Short-Term Incentive - Deferred Equity	2023(4)					43,583	434,958
		2022(5)					56,726	566,125
	Long-Term Incentive	2023(6)		321,500	11.79	10/31/28			192,400	1,920,152
		2022(7)		388,100	12.40	10/31/27			161,900	1,615,762
		2021(8)	171,513		11.21	10/31/26
Michael Zacka	Short-Term Incentive - Deferred Equity	2023(4)					42,298	422,134
		2022(5)					54,127	540,187
	Long-Term Incentive	2023(6)		374,300	11.79	10/31/28			224,000	2,235,520
		2022(7)		492,700	12.40	10/31/27			205,500	2,050,890
		2021(8)	227,641		11.21	10/31/26

(1)	Reflects outstanding performance rights/shares and options under the LTI plan. Awards vest based on adjusted EPS growth with a RoAFE hurdle and TSR performance.
(2)	Reflects outstanding time-based RSUs under the STI – Deferred Equity plan.
(3)	Market value is determined by multiplying the number of units by the Amcor share price at end of fiscal year 2023 ($9.98).
(4)	Time-based RSUs awarded on September 15, 2022 that will vest by September 1, 2024.
(5)	Time-based RSUs awarded on September 15, 2021 vested on August 28, 2023.
(6)	Performance rights/shares and options awarded on September 15, 2022 that would be earned based on achieving maximum level of performance.
(7)	Performance rights/shares and options awarded on September 15, 2021 that would be earned based on achieving maximum level of performance.
(8)	Unexercised options awarded on September 15, 2020 and vested on August 28, 2023.
(9)	Unexercised options awarded on November 11, 2019 and vested on August 26, 2022.

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2023 Option Exercises and Stock Vested

The table below sets forth certain information with respect to the exercise of options and the vesting of performance rights/shares and restricted share units (“RSUs”) held by our NEOs during fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and RSUs (#)	Value Realized on Vesting ($)
Ron Delia	—	—	332,447	3,534,005
Michael Casamento	984,260	2,363,803	145,201	1,547,124
Eric Roegner	1,035,748	2,811,386	104,829	1,043,811
Fred Stephan	975,583	2,251,720	133,572	1,411,078
Michael Zacka	1,283,487	3,041,864	157,842	1,639,489

2023 Nonqualified Deferred Compensation

Our non-qualified deferred compensation plan permits eligible participants to (i) defer up to 50% of their salary and (ii) defer up to 100% of their STI cash payment. For Mr. Delia and Mr. Roegner, additional contributions are made to the plan equal to 10% of base salary and their STI cash payment (reduced by contributions already made to other plans). As part of a revised plan, Mr. Stephan receives contributions to the plan equal to 7% of his base salary and STI cash payment that are in excess of the compensation limit for the plan year under Section 401(a)(17) of the Internal Revenue Code.

Participants are able to invest these deferrals and contributions across a number of investment options, which make earnings and losses based on the performance of these investments. Account balances are paid out upon a participant’s separation from service or the participant’s disability.

The contributions and earnings under the plan during fiscal year 2023, as well as the account balances under the plan as of the end of fiscal year 2023, for participating NEOs were as follows:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)(4)(5)
Ron Delia	378,854	344,213	1,225,094	—	22,905,489
Eric Roegner	366,870	121,912	262,391	—	2,472,375
Fred Stephan	1,171,940	120,450	122,108	—	1,518,106

(1)	Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2023 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column of the “2023 Summary Compensation Table.”
(3)	Amounts in this column are not included in the “2023 Summary Compensation Table” as the amounts represent investment returns (gains or losses), which are not considered “above market” or “preferential” within the SEC’s definition of those terms for purposes of the Summary Compensation Table. Our deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under our tax-qualified Section 401(k) plan.
(4)	Plan participation start dates for each of our eligible NEOs are as follows: November 1, 2007 for Mr. Delia, September 10, 2018 for Mr. Roegner, and January 1, 2022 for Mr. Stephan. Balance represents contributions and earnings over the period since each executive’ plan participation start date. Messrs. Casamento and Zacka are non-U.S. NEOs and as such, not eligible to participate in our non-qualified deferred compensation plan.
(5)	Starting in fiscal year 2018, the Company has been subject to U.S. reporting and disclosure of non-qualified deferred compensation. Since then, total executive and registrant contribution amounts for our eligible NEOs have been reported in each year’s Summary Compensation Table as follows: $7,862,386 for Mr. Delia, $1,824,913 for Mr. Roegner, and $121,000 for Mr. Stephan.

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Potential Payments Upon Termination or Change in Control

Compensation and other terms of employment for our NEOs are formalized in executive services agreements. In the event of termination of employment by the Company without “cause” (as described under “—Employment Agreements”), our NEOs each have a contractual notice period equal to 12 months. In the event of a settlement of this notice period, the amount payable will be equal to the greater of the amount payable required by law or payment in lieu of notice (12 months’ base salary). No single-trigger payments or double-trigger payments are specified in a change of control event, however the Board retains discretion to afford pro-rated incentive payments and vesting of equity awards, and equity awards may be accelerated on a termination in connection with a change of control event. The Board also may deal with other related matters at its discretion.

The table set forth below shows the estimated potential payment obligations to each NEO at the end of fiscal year 2023.

	Ron Delia	Michael Casamento	Eric Roegner	Fred Stephan	Michael Zacka
Termination Payment ($) (12 months’ base salary)(1)	1,755,767	1,065,059	1,021,996	1,045,440	1,240,112
(1)	Where NEOs are paid in a currency other than USD, the amount is converted to USD using the annual average exchange rate used throughout the fiscal year. Messrs. Casamento, and Zacka are paid in CHF (1 CHF = 1.0653 USD).

CEO Pay Ratio

The following shows the relationship between fiscal year 2023 annual total compensation for our median employee and Mr. Delia, our CEO. We are a truly global company, with employees across 47 countries and 71% of them located outside of the U.S. during fiscal year 2023 (as shown in the chart below).

The annual total compensation of our median employee, not including our CEO, was $66,941. The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $7,305,995. Therefore, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 109 to 1.

The CEO pay ratio estimate has been calculated in a manner consistent with item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The median employee was determined based on April 1, 2023 annual base compensation (salary and hourly wages) for all full-time, part-time, and temporary employees within the organization, other than the CEO, who were employed on April 1, 2023. As permitted by the SEC rules, under the 5% “De Minimis Exemption”, we excluded 2,097 non-U.S. employees, or 4.97% of the total employee population of 42,234 employees. The excluded countries and their employee populations were as follows: Dominican Republic (27 employees), India (990 employees), Romania (82 employees), South Africa (10 employees), Turkey (658 employees) and Venezuela (330 employees). As a result of these exclusions, our median employee was determined from a total of 40,137 employees. Where employees were paid in a currency other than USD, compensation was converted to USD using the exchange rate on April 1, 2023.

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Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Compensation actually paid (CAP), as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. In addition, the Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years presented. For further information concerning our pay-for-performance philosophy and how we align our executive compensation programs with the Company’s performance, refer to the “Executive Compensation Discussion and Analysis” section.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) (in millions)	Adjusted Earnings Per Share (EPS)(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	7,305,995	(1,817,920)	3,935,828	(456,566)	109.20	155.73	1,058	0.733
2022	9,872,758	18,573,062	5,003,411	8,834,900	130.29	135.28	815	0.805
2021	10,991,148	11,147,349	6,040,930	6,108,431	115.51	148.23	951	0.744

(1)

For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer. For the fiscal years presented, represents amount reported for our PEO and average amount reported for our non-PEO NEOs, under the “Total” column of the Summary Compensation Table (“SCT”). Ron Delia was our PEO for each fiscal year. The following executive officers served as the Non-PEO NEOs for the following fiscal years: (i) for 2023, Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka; (ii) for 2022, Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka; and (iii) for 2021 Michael Casamento, Peter Konieczny, Eric Roegner, Fred Stephan and Michael Zacka.

(2)	Dollar amounts represent Compensation Actually Paid (“CAP”) for our PEO and the average Compensation Actually Paid to our non-PEO NEOs for each fiscal year. Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect the actual compensation earned by or paid to the applicable NEO for any fiscal year. Compensation Actually Paid reflects the following adjustments to the SCT amounts for equity awards reported for the PEO and the Non-PEO NEOs:

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	PEO			Non-PEO NEOs
Adjustments to Determine Compensation “Actually Paid” (CAP)	2023 ($)	2022 ($)	2021 ($)	2023 ($)	2022 ($)	2021 ($)
SUMMARY COMPENSATION TABLE (SCT) TOTAL COMPENSATION	7,305,995	9,872,758	10,991,148	3,935,828	5,003,411	6,040,930
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(3,459,902)	(4,371,997)	(4,696,046)	(1,723,786)	(2,120,817)	(2,298,165)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(1,120,168)	(1,101,918)	(1,054,512)	(552,531)	(550,056)	(521,446)
Fair value as of the end of the covered fiscal year of equity compensation granted during the covered fiscal year	2,661,740	6,459,515	6,122,979	1,330,187	3,162,767	3,003,937
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of covered fiscal year	(4,739,769)	5,454,874	(146,901)	(2,292,943)	2,473,019	(90,119)
Fair value as of the end of the covered fiscal year of equity compensation that was granted and that vested during the covered fiscal year	—	—	—	—	—	—
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(2,465,816)	2,259,830	(69,319)	(1,153,321)	866,575	(26,706)
Fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during covered fiscal year	—	—	—	—	—	—
Value of dividends or other earnings paid on stock awards not otherwise reflected in fair value or total compensation	—	—	—	—	—	—
TOTAL ADJUSTMENTS	(9,123,915)	8,700,304	156,201	(4,392,394)	3,831,489	67,501
COMPENSATION “ACTUALLY PAID” (CAP)	(1,817,920)	18,573,062	11,147,349	(456,566)	8,834,900	6,108,431

Share option fair values are calculated using a Monte-Carlo simulation model for the TSR-based potion of the award and, Adjusted EPS performance together with a Black-Scholes option pricing model for the EPS portion of the award as of the applicable grant date or measurement date. Performance shares/rights fair values are calculated using a Monte-Carlo simulation model for the TSR-based potion of the award and, Adjusted EPS performance together with the closing price of our common stock for the EPS-portion of the award as of the applicable grant date or measurement date. Restricted share unit fair values are calculated using the closing price of our common stock as of the applicable grant date or measurement date. In all cases, we used fair value methodologies and assumptions materially consistent with the methodologies used as of the grant date and to account for share-based payments in our financial statements under GAAP.
(3)	The cumulative TSR for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Each of these yearly percentage changes was applied to a deemed fixed investment of $100 at the beginning of the measurement period to produce the value of such investment as of each fiscal year end.
(4)	The cumulative Peer Group TSR utilizes the S&P 500 Materials Index (the “Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report for the fiscal year ended June 30, 2023. We selected this index as our Peer Group because (i) the Company is a constituent and (ii) it meets all disclosure requirements. For each fiscal year, our Peer Group TSR was calculated based on a deemed fixed investment of $100 through the measurement period, assuming dividend reinvestment for the peer group, weighted according to the respective companies’ stock market capitalization at the beginning of the measurement period.
(5)	Dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.
(6)	Adjusted EPS is a non-GAAP financial measure defined by the Company as set forth in the “Definitions of Non-GAAP Financial Measures” section of this proxy statement.

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Relationship Between Compensation Actually Paid and Performance

In accordance with the Securities and Exchange Commission rules, the following section is intended to describe the relationship between Compensation Actually Paid and the Company’s performance over the fiscal years presented:

•	Our cumulative TSR performance was positive in each of the fiscal years presented and increased year over year from 2020 to 2022 and decreased in 2023 to below 2021 levels. This cumulative TSR performance correlates with the CAP amounts reported in this table. While our TSR performance over the years presented is positive, it’s been outperformed by the Peer Group in each of the fiscal years presented. Amcor is a constituent of this Peer Group but performance of this group is largely influenced by companies in the chemical and mining industries and as such not directly comparable to the Company’s performance.

•	Our Net Income performance varied in each of the fiscal years presented, it decreased from 2021 to 2022 and increased from 2022 to 2023 to above 2021 levels. This Net Income performance was not correlated with the reported CAP amounts reported in this table and the Company does not use net income to determine compensation levels or incentive plan payouts.

•	Our Adjusted EPS increased from 2021 to 2022 and decreased from 2022 to 2023. This correlates with the CAP amounts reported in this table but is not the primary driver of the year to year changes.

Most Important Financial Performance Measures

As described in detail in the “Executive Compensation Discussion and Analysis” section, our executive compensation programs are designed to ensure alignment between executive pay, business performance and shareholders. For the last fiscal year, the most important financial performance measures used to link Compensation Actually Paid to our PEO and Non-PEO NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) to Company performance are listed below in no specific ranked order:

Adjusted Earnings Per Share (EPS)
Adjusted Earnings Before Interest and Taxes (EBIT)
Adjusted Free Cash Flow

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Definitions of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP) and also communicate with investors using certain non-GAAP financial measures that are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Below is a list of non-GAAP measures used in this proxy statement and a description of how these can be derived from our audited financial statements.

•	Organic Sales Growth is a non-GAAP financial measure defined by the Company to derive revenue growth on a comparable constant currency basis. It measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, management multiplies or divides, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiplies or divides, as appropriate, those amounts by the prior-year average foreign exchange rates. Management then adjusts for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to acquired, disposed, or ceased operations. This measure also excludes the impact from passing through movements in raw material costs.
•	Adjusted Earnings Before Interest and Taxes (EBIT) and Adjusted Earnings Per Share (EPS; Diluted US Cents) are non-GAAP financial measures adjusted for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to the effect of changes in currency exchange rates, acquisitions, and restructuring, including employee-related costs, equipment relocation costs, accelerated depreciation, and the write-down of equipment. These measures also exclude gains or losses on sales of significant property and divestitures, significant property and other impairments, net of insurance recovery, certain regulatory and litigation matters, significant pension settlements, impairments in goodwill and equity method investments, and certain acquisition-related expenses, including transaction and integration expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory, order backlog, intangible amortization, changes in the fair value of deferred acquisition payments and economic hedging instruments on commercial paper, and impacts related to the Russia-Ukraine conflict.
•	Adjusted Free Cash Flow is a non-GAAP financial measure adjusted for factors that are unusual or unpredictable. This measure is derived from Adjusted EBIT (as defined above) plus depreciation and amortization, excluding intangible amortization resulting from purchase price accounting adjustments, less interest paid, net, income taxes paid, proceeds from sales of property, plant, and equipment and other intangible assets, purchase of property, plant, and equipment and other intangible assets, and movement in working capital, and other cash effects.
•	Return on Average Funds Employed (RoAFE) is a non-GAAP financial measure defined by the Company as the last twelve months of Adjusted EBIT (as defined above) divided by Average Funds Employed (four quarter average). Average Funds Employed is defined by the Company as shareholder’s equity derived from the Amcor’s Consolidated Balance Sheets plus Net Debt. Net debt is a non-GAAP financial measure defined by the Company as total long-term and short-term debt less cash and cash equivalents.

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Report of the Audit Committee

The Company’s Audit Committee is composed of independent non-employee Directors as defined by applicable SEC rules and NYSE listing standards. It is responsible for monitoring and overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. The Committee is also specifically responsible for reviewing and approving the external audit plan and the fees for non-audit services, and for reviewing and recommending to the Board the external audit fees, for the current fiscal year. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers AG (PwC). The Audit Committee regularly meets in executive session with the head of internal audit and PwC.

Specifically, the Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2023 with the Company’s management; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence.

Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

The Audit Committee:

Arun Nayar (Chairman)
Susan Carter
David Szczupak

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Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2023 and 2022, and fees billed for other services rendered by PwC during those periods.

	2023	2022(1)
Audit Fees(2)	$12,849,000	$13,901,000
Audit-Related Fees(3)	61,000	13,000
Tax Fees(4)	1,010,000	540,000
Other Fees(5)	77,000	76,000
TOTAL FEES	$13,997,000	$14,530,000
(1)	Note certain prior year amounts have been reclassified to conform to current year presentation.
(2)	Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements (Form 10-K) and reviews of financial statements included in the Company’s Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements, including comfort letters and consents, and fees in connection with a legal entity restructuring project.
(3)	Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(4)	Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(5)	Other Fees – These are fees paid to PwC for other regulatory services provided.

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by PwC. This protocol is reviewed and approved annually. All services relating to tax and internal controls over financial reporting are delegated by the Audit Committee to the Audit Committee Chair for pre-approval. Furthermore, the Audit Committee has delegated the pre-approval of other specified services (other statutory audits, agreed upon procedures and comfort letters) to the Chief Financial Officer up to the value of $100,000 per engagement. The Audit Committee Chair is required to pre-approve any engagements with fees in excess of $100,000 and all engagements, regardless of value, relating to Tax and Internal Controls over Accounting and Financial Reporting. The Audit Committee appropriately approved all audit and non-audit services provided to the Company by PwC. The Audit Committee is provided with a quarterly report of all pre-approved non-audit services.

In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

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Proposal 2 Ratification of the Appointment of PricewaterhouseCoopers AG as Our Independent Registered Public Accounting Firm for Fiscal Year 2024

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2024. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PwC. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PwC unless you specify otherwise in your proxy.

The Audit Committee and the Board of Directors recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers AG.

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Proposal 3 Advisory Vote on Executive Compensation (“Say-On-Pay Vote”)

We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2023 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the Compensation of our NEOs.

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Proposal 4 Renewal of the Company’s Authorization to Repurchase its Ordinary Shares and CHESS Depositary Interests

We are proposing in this year’s resolutions to provide authority to purchase (1) ordinary shares of US$0.01 each in the capital of the Company and (2) CHESS Depositary Interests, representing up to 30% of our total voting rights in order to provide additional flexibility for the form of shareholder returns. Resolution 1 below shall be proposed as a special resolution and Resolution 2 below shall be proposed as an ordinary resolution.

1)	It is hereby resolved as a special resolution that the Company generally and unconditionally be authorised pursuant to Article 57 of the Companies (Jersey) Law 1991 to make market purchases of (1) ordinary shares of US$0.01 each in the capital of the Company (the Shares and each individually a Share) and (2) CHESS Depositary Interests (CDIs, and together with the Shares, the Securities), provided that:

a.	the maximum number of Securities authorized to be purchased is 434,000,000;

b.	the minimum price, exclusive of any expenses, which may be paid for each Share or each CDI is US$0.01;

c.	the maximum price (excluding expenses) which may be paid for each Share or each CDI is the value of a Share or a CDI calculated on the basis of the higher of the price quoted for:

i)	the last independent trade of: and

ii)	the highest current independent bid for,

any number of the Shares on the New York Stock Exchange (NYSE) or any number of CDIs on the Australian Securities Exchange (ASX) respectively, or, if not higher than the price under (c)(i) or (c)(ii) above, 105% of the volume weighted average market value of a Share on the NYSE or of a CDI traded on the ASX for the five business days prior to the date the purchase is made;

d.	at all times, the Company shall make market purchases of Shares and CDIs in accordance with the terms of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and in accordance with all applicable laws and regulations in effect from time to time; and

e.	the authority hereby conferred shall expire on the earlier of the conclusion of the Company’s AGM in 2028 and November 8, 2028 (except that the Company may make a contract to purchase Securities under this authority before such authority expires, which will or may be executed wholly or partly after the expiry of such authority, and may make purchases of Securities in pursuance of any such contract as if such authority had not expired).

2)	It is hereby resolved as an ordinary resolution:

a.	that the Company generally and unconditionally be authorised pursuant to Article 58A of the Companies (Jersey) Law 1991 to hold, if the Directors so desire, as treasury shares, the repurchased Shares or the Shares represented by the repurchased CDIs pursuant to the authority conferred by resolution (1) above; and

b.	that the execution and delivery by the Company of any other ancillary documents that are necessary or expedient in connection with the Company holding the repurchased Shares and the Shares represented by the repurchased CDIs as treasury shares be and are hereby approved.

The Directors consider that the Resolutions to be put to the meeting are in the best interests of the Company and its shareholders as a whole. The Board will be voting in favor of them and unanimously recommends that you vote in favor of them.

The Board of Directors recommends a vote “FOR” the approval of the renewal of the Company’s authorization to repurchase its ordinary shares and CHESS Depositary Interests.

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Important Information about the Proxy Materials and Voting Your Shares

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on Wednesday, November 8, 2023. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about September 26, 2023.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•	“FOR” the ten Director-nominees set forth herein;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm;
•	“FOR” the non-binding, advisory vote approving our executive compensation; and
•	“FOR” the renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers, or other regular employees without remuneration other than regular compensation. We have retained Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $77,000, plus reimbursement of out-of-pocket expenses.

Who is entitled to vote at the meeting?

You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. U.S. Eastern Time on September 13, 2023, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Standard Time, on September 13, 2023, the record date for our Annual Meeting.

As of the record date, there were 1,446,437,499 ordinary shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

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What does it mean to be a shareholder of record?

If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

What does it mean to beneficially own shares in “street name”?

If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.

Under the NYSE rules, the only matters on which your broker can vote your shares without receiving instructions from you are the ratification of auditors and the renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.

What does it mean to be a holder of CHESS Depositary Interests?

CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.

You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.

Under the rules governing CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the Annual Meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the Annual Meeting date to ensure that your vote will be counted.

What is the required quorum to conduct business at the Annual Meeting?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of a majority of the total voting rights of all the shareholders entitled to vote at the Annual Meeting.

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How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote, is required to elect Directors and approve the ratification of PwC as our independent registered public accounting firm.

If the votes are equal on a proposal, the chair of the meeting has a casting vote.

The Say-on-Pay Vote is both advisory and non-binding. We will consider shareholders to have approved the Say-on-Pay Vote if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

The renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests is a special resolution under Jersey law. A special resolution requires approval by the holders of two-thirds of the voting rights represented at the meeting, in person or by proxy, and voting thereon.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

How do I vote?

Your vote is important. You may vote on the Internet, by telephone, by mail, or at the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders using a control number, and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. U.S. Eastern Time on November 7, 2023 or, for a holder of CHESS Depositary Interests, until 10:00 a.m. Australian Eastern Daylight Time on November 6, 2023.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail. The current global pandemic is causing some delays in mailing so you may want to consider an alternative method.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. All shareholders of record on September 13, 2023 are invited to attend and participate at the meeting.

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How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting
Holders of record	•	Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom;
	•	Delivering another timely and later dated proxy;
	•	Revoking by internet or by telephone before 11:59 p.m. U.S. Eastern Time on November 7, 2023, for shares traded on the NYSE;
	•	Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.
Stock held by brokers, banks and nominees and CDIs	You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:

Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP

United Kingdom

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers or advisors provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur.

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Submission of Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement

We must receive all shareholder proposals to be presented at the 2024 annual general meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than May 29, 2024.

Other Proposals and Nominees

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, any such shareholder proposal or nomination for the 2024 annual general meeting of shareholders must be delivered no earlier than July 11, 2024 and no later than August 12, 2024.

In addition to satisfying the foregoing requirements, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than September 9, 2024.

Notice Requirements

A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

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Important Notice Regarding Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on November 8, 2023

The following materials are available for viewing on the internet:

•	Proxy statement for the 2023 Annual General Meeting of Shareholders;
•	2023 Annual Report to Shareholders; and
•	Annual report on Form 10-K for the fiscal year ended June 30, 2023.

To view the proxy statement, 2023 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

Admission Policy

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on November 8, 2023. CDI holders as of the record date may also attend. If you would like to attend the meeting in person, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:

•	Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
•	E-mailing investor.relations@amcor.com; or
•	Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your share ownership as of the record date. If you hold CDIs, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on November 5, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on November 5, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23654-P97494 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMCOR PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Graeme Liebelt	☐	☐	☐
1b. Ron Delia	☐	☐	☐
1c. Achal Agarwal	☐	☐	☐
1d. Andrea Bertone	☐	☐	☐
1e. Susan Carter	☐	☐	☐
1f. Lucrèce Foufopoulos-De Ridder	☐	☐	☐
1g. Karen Guerra	☐	☐	☐
1h. Nicholas (Tom) Long	☐	☐	☐
1i. Arun Nayar	☐	☐	☐
1j. David Szczupak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers AG as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐
3. To approve, by non-binding, advisory vote, the Company's executive compensation.	☐	☐	☐
4. Renewal of the Company's authorization to repurchase its ordinary shares and CHESS depositary interests.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V23655-P97494

AMCOR PLC
Annual General Meeting of Shareholders
November 8, 2023 - 9:00 p.m. London, Greenwich Mean Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Deborah Rasin (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at The Langham Hotel located at 1C Portland Place, London W1B 1JA, United Kingdom, 9:00 p.m. London, Greenwich Mean Time on November 8, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side